Independent Auditors’ Consent

We consent to the use of our report dated March 5, 2004 on the financial statements of Stock Market Solutions, Inc. (a development stage company) at December 31, 2003 and 2002 and for the years then ended and for the period from January 22, 1999 (inception) to December 31, 2003, included herein on the registration statement of Stock Market Solutions, Inc. on Form SB-2, as amended, and to the reference to our firm under the heading “Experts” in the prospectus.

SALBERG & COMPANY, P.A.

Boca Raton, Florida
July 30, 2004